Icahn Enterprises L.P.

Investor Contact:

Dominick Ragone

Chief Financial Officer

(646) 861-7500

For Release: February 7, 2012

ICAHN ENTERPRISES ANNOUNCES PRELIMINARY EARNINGS FOR THE YEAR ENDED DECEMBER 31, 2011

(New York, New York, February 7, 2012) – Icahn Enterprises L.P. (“Icahn Enterprises”) (NASDAQ: IEP), announced today preliminary, unaudited financial and operating results for the twelve months ended December 31, 2011 with revenue and earnings growth over the comparable prior year period. Icahn Enterprises estimates that revenues will be approximately $12 billion (as compared to $9.1 billion for the twelve months ended December 31, 2010) and net income attributable to Icahn Enterprises will be approximately $750 million for the twelve months ended December 31, 2011, or approximately $8.33 per depositary unit (compared to net income of $199 million, or $2.34 per depositary unit, for the twelve months ended December 31, 2010). These preliminary results are the result of the performance of Icahn Enterprises’ various private investment funds (the "Funds") as well as the operating performance of its other subsidiaries. The Funds had gross returns of approximately 34.5% for the fiscal year ended December 31, 2011 and had assets under management of $6.5 billion as of December 31, 2011, $3.1 billion of which represented Icahn Enterprises' investment. In addition to its interest in the Funds, Icahn Enterprises currently has cash and cash equivalents of approximately $1.8 billion at the holding company level.

The financial results set forth above are preliminary, unaudited and subject to completion, and were prepared in good faith based upon the most current information available to management. Icahn Enterprises’ normal yearly closing and financial reporting processes with respect to such preliminary, unaudited financial data have not been fully completed and, in particular, the preliminary results set forth above are subject to customary year-end asset impairment analyses. Icahn Enterprises’ independent registered public accounting firm has not completed its audits for the year ended December 31, 2011, and has not performed any review procedures with respect to the unaudited preliminary financial data provided above, nor have they expressed any opinion or any other form of assurance on such information. As a result, these preliminary and unaudited results may differ from the actual results that will be reported in Icahn Enterprises’ audited consolidated financial statements as of and for the year ended December 31, 2011. Icahn Enterprises plans to release full fourth quarter and fiscal year 2011 financial results in the coming weeks.

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Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in eight primary business segments: Investment, Automotive, Railcar, Food Packaging, Metals, Real Estate, Gaming and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

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NASDAQ – IEP